UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): April 21, 2009

EL CAPITAN PRECIOUS METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-56262	88-0482413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1325 Airmotive Way, Suite 276, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (775) 786-6444

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2009, the Board of Directors of El Capitan Precious Minerals, Inc. (the “Company” or “ECPN”) appointed John F, Stapleton, James G. Ricketts and Charles C. Mottley to the Company’s Board of Directors.

Mr. Stapleton, age 66, has extensive experience with early-stage development companies and contributes a unique set of skills needed to achieve a focused strategy, early-stage funding, basic infrastructure and business model, all of which are central to creating a solid business platform to launch and scale a successful venture. Mr. Stapleton has a history of founding and supporting more than 25 emerging technology companies. As a senior officer and investor, Mr. Stapleton has been instrumental in the development and financing of several companies.   Mr. Stapleton currently serves as a director on the emerging company boards of Advanced Circulatory Systems, Dermatrends and Visible Customer.

Dr. Ricketts, age 70, was Secretary and a Director of our Company from July 2004 to April 2007. Mr. Ricketts has been self-employed in the area of Real Estate Development since 2000. From 1994 to 2000, he served as the Chief Executive Officer of Technology Systems International, Inc. From 1983 to 1985, Mr. Ricketts served as a Director of the Arizona Department of Corrections in Phoenix, Arizona. From 1979 to 1983, he served as the Executive Director of the Colorado Department of Corrections in Colorado Springs, Colorado. From 1985 to the present, Mr. Ricketts has been a Correctional Consultant, providing services on a consulting basis in the areas of safety and security in the prison system. Mr. Ricketts received a Ph. D. from the Ohio State University in 1971, and a M. Ed. from Bowling Green State University in 1963.

Mr. Mottley, age 75, is Chairman of the Board of Gold and Minerals Co., Inc. and has been since February 2009; and is on the Board of Trustees at Hampden-Sydney College (since 2007).  Mr. Mottley was President and a Director of El Capitan Precious Metals, Inc. from July 2002 to April 2007, when he resigned as president, but continued to serve as a Director until September 2007.  He also provided consulting services to our Company from June 2007 to June 2008.  Mr. Mottley also served as Chairman and Chief Executive Officer of Gold and Minerals Co., Inc., from 1978 until July 2005, at which time he resigned those positions. He was on the Board of the National Mining Association from 2005 to 2007 and has been employed in the mining industry in various capacities from equipment sales and services to active mining operations for over 35 years. Mr. Mottley is the author of five books and is the founder of the Fatherhood Foundation in Scottsdale, Arizona. Mr. Mottley received a Bachelor of Arts Degree from Hampden -Sydney College in 1958.

We are party to an Agreement and Plan of Merger dated February 13, 2008 with Gold and Minerals Company, Inc. pursuant to which the parties contemplate the merger of Gold and Minerals into a wholly owned acquisition subsidiary of the Company.  The transaction has been placed on hold pending Gold and Minerals Company, Inc. bringing current its payable to us for its share of expenses related to the development of the El Capitan deposit project.

On April 21, 2009, Dr. Donald W. Gentry, Mr. Marvin K. Kaiser, Mr. Kenneth P. Pavlich and Mr. R. William Wilson informed the Board of their resignations as directors of the Company effective on that date.

On April 21, 2009, the Board of Directors appointed John F. Stapleton as Chairman of the Board of Directors and James G. Ricketts as Company Secretary effective on that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL CAPITAN PRECIOUS METALS, INC.

Date: April 27, 2009	By:	/s/ R. William Wilson
R. William Wilson
Chief Financial Officer